EXHIBIT 10.1

RESOLUTION AUTHORIZING ISSUANCE OF SHARES

The Board of Directors of the Company authorizes the Company to register Five Hundred Thousand (500,000) shares of the Company with the Securities and Exchange Commission by filing a Form S-1 with the Commission. Further, the Board has authorized the filing of Forms U-1 and U-2 with the appropriate regulatory authorities of each state to comply with applicable Blue Sky laws.

I, Debra B. Krahling, Secretary of the Corporation, do hereby certify that the above is a true and correct statement of the resolution unanimously approved by the Board of Directors on February 26, 2000 and affix the corporate seal hereto.

DATED: February 26, 2000


(SEAL)   SciCorps, Inc.

       DEBRA B. KRAHLING
By: ___________________________________
       DEBRA B. KRAHLING
       SECRETARY